Exhibit 8(l) Sixth Amendment to Custodian Contract

SIXTH AMENDMENT TO THE CUSTODIAN CONTRACT

    AGREEMENT made by and between State Street Bank and Trust Company (the "Custodian") and the Sanford C. Bernstein Fund, Inc. (the "Fund").

    WHEREAS, the Custodian and the Fund are parties to a custodian contract dated October 12, 1988, as amended May 8, 1989, July 24, 1989, April 30, 1990, March 18, 1992, and April 19, 1994 (the "Custodian Contract, as amended"); and

    WHEREAS, the Custodian and the Fund desire to amend the terms and conditions under which the Custodian maintains the Fund's securities and other non-cash property in the custody of certain foreign subcustodians in conformity with the requirements of Rule 17f-5 under the Investment Company Act of 1940, as amended; and

    WHEREAS, the Custodian and the Fund desire to further amend the Custodian Contract by adding the Bernstein Emerging Markets Value Portfolio (the "Portfolio") to the list of Portfolios on whose behalf the Custodian Contract, as amended, applies and to make certain other amendments;

    NOW THEREFORE, in consideration of the premises and covenants contained herein, the Custodian and the Fund hereby agree as follows:

1. In accordance with Paragraph 12 of the Custodian Contract, it is mutually agreed that the Custodian shall render services under the Custodian Contract, as amended, to an additional series of the Fund, the Bernstein Emerging Markets Value Portfolio.

2. The Fund hereby authorizes the Custodian to employ as subcustodians for the securities and other assets of the Portfolios of the Fund which are maintained outside the United States the foreign banking institutions and foreign securities depositories designated on Schedules A and B hereto in accordance with the terms and provisions of the Custodian Contract. Schedules A and B replace in their entirety all previously approved lists of entities eligible to act as subcustodians for the Portfolios of the Fund.

3. Notwithstanding any provisions to the contrary set forth in the Custodian Contract, the Custodian may hold securities and other non-cash property for all of its customers, including the Fund, with a foreign subcustodian in a single account that is identified as belonging to the Custodian for the benefit of its customers, provided however, that (i) the records of the Custodian with respect to securities and other non-cash property of the Fund which are maintained in such account shall identify by book-entry those securities and other non-cash property belonging to the Fund, and (ii) the Custodian shall require that securities and other non-cash property so held by the foreign subcustodian be held separately from any assets of the foreign subcustodian or of others.

4. Except as specifically superseded or modified herein, the terms and provisions of the Custodian Contract shall continue to apply with full force and effect.

    IN WITNESS WHEREOF, each of the parties has caused this instrument to be executed in its name and behalf by its duly authorized representative as a sealed instrument as of the 21st day of August, 1995.

SANFORD C. BERNSTEIN FUND, INC.
By:  Stuart K. Nelson

ATTEST:
Jean Margo Reid

STATE STREET BANK AND TRUST COMPANY
By:  Ronald E. Logue

ATTEST:
Francine S. Hayes


SCHEDULE A COVERING
BERNSTEIN GOVERNMENT SHORT DURATION PORTFOLIO
BERNSTEIN SHORT DURATION PLUS PORTFOLIO
BERNSTEIN INTERMEDIATE DURATION PORTFOLIO
BERNSTEIN DIVERSIFIED MUNICIPAL PORTFOLIO
BERNSTEIN NEW YORK MUNICIPAL PORTFOLIO
BERNSTEIN CALIFORNIA MUNICIPAL PORTFOLIO
BERNSTEIN SHORT DURATION CALIFORNIA MUNICIPAL PORTFOLIO
BERNSTEIN SHORT DURATION DIVERSIFIED MUNICIPAL PORTFOLIO
BERNSTEIN SHORT DURATION NEW YORK MUNICIPAL PORTFOLIO
BERNSTEIN INTERNATIONAL VALUE PORTFOLIO
BERNSTEIN EMERGING MARKETS VALUE PORTFOLIO

Country           Subcustodian(s)
--------------------------------------------------------------------------------
Australia         Bank:              Westpac Banking Corporation
                  Depository:        Austraclear Limited

Austria           Bank:              GiroCredit Bank Aktiengesellschaft der
                                     Sparkassen
                  Depository:        Oesterreichische Kontrollbank AG

Belgium           Bank:              Generale Bank
                  Depository:        Caisse Interprofessionelle de Depots et
                                     de Virements de Titres S.A. (CIK)

Canada            Bank:              Canada Trustco Mortgage Company
                  Depository:        The Canadian Depository for Securities
                                     Limited (CDS)

Denmark           Bank:              Den Danske Bank
                  Depository:        Vaerdipapircentralen - The Danish
                                     Securities Center (VP)


Finland           Bank:              Merita Bank Limited

                  Depository:        The Central Share Register of Finland

France            Bank:              Banque Paribas
                  Depository:        Societe Interprofessionnelle pour la
                                     Compensation des Valeurs Mobilieres
                                     (SICOVAM)

Germany           Bank:              BHF - Bank Aktiengesellsehaft
                  Depository:        The Deutscher Kassenverein AG

Hong Kong         Bank:              Standard Chartered Bank
                  Depository:        The Central Clearing and Settlement
                                     System (CCASS)

Ireland           Bank:              Bank of Ireland

Italy             Bank:              Morgan Guaranty Trust Company
                  Depository:        Monte Titoli S.p.A.

Japan             Banks:             The Sumitomo Trust & Banking Co., Ltd.
                                     The Daiwa Bank, Limited

                  Depository:        Japan Securities Depository Center (JASDEC)
                                     (Use currently under review)

Malaysia          Bank:              Standard Chartered Bank Malaysia Berhad
                  Depository:        Malaysia Central Depository Sdn. Bhd. (MCD)

Netherlands       Bank:              MeesPierson N.V.

                  Depository:        Nederlands Centraal Instituut voor
                                     Giraal Effectenverkeer B.V. (NECIGEF)

New Zealand       Bank:              ANZ Banking Group (New Zealand) Limited

Norway            Bank:              Christiania Bank og Kreditkasse
                  Depository:        Verdipapirsentralen, The Norwegian
                                     Registry of Securities (VPS)

Singapore         Bank:              The Development Bank of Singapore Ltd.
                  Depository:        The Central Depository (Pte) Limited (CDP)

Spain             Bank:              Banco Santander, S.A.
                  Depository:        Servicio de Compensaction y Liquidacion
                                     de Valores (SCLV)

Sweden            Bank:              Skandinaviska Enskilda Banken (SEB)
                  Depository:        Vardepapperscentralen VPC AB, The
                                     Swedish Securities Register Center


Switzerland       Bank:              Union Bank of Switzerland
                  Depository:        Schweizerische Effekten-Giro AG (SEGA)

United Kingdom    Bank:              State Street Bank and Trust Company

General           Depositories:      The Euroclear System (Euroclear)
                                     Cedel Bank societe anonyme


SCHEDULE B COVERING

BERNSTEIN EMERGING MARKETS VALUE PORTFOLIO

Country           Subcustodians
--------------------------------------------------------------------------------
Argentina         Bank:              Citibank, N.A.
                  Depository:        Caja de Valores S.A.

Brazil            Bank:              Citibank, N.A.
                  Depositories:      Bolsa de Valores de Sao Paulo (Bovespa)
                                     Banco Central do Brasil,
                                     Systema Especial de Liquidacao e
                                     Custodia (SELIC)

Chile             Bank:              Citibank, N.A.

People's
Republic
of China          Bank:              The Hong Kong and Shanghai Banking
                                     Corporation Limited,
                                     Shanghai and Shenzhen Branches
                  Depositories:      Shanghai Securities Central Clearing and
                                     Registration
                                     Corporation (SSCCRC)
                                     Shenzhen Securities Registrars Co., Ltd.
                                     and its designated


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                                     agent banks

Greece            Bank:              National Bank of Greece S.A.
                  Depository:        The Central Securities Depository
                                     (Apothetirion Titlon A.E.)

India             Bank:              Deutsche Bank AG

Indonesia         Bank:              Standard Chartered Bank

Israel            Bank:              Bank Hapoalim B.M.
                  Depository:        The Clearing House of the Tel Aviv Stock

                                     Exchange

Republic of
Korea             Bank:              SEOULBANK
                  Depository:        Korea Securities Depository (KSD)

Malaysia          Bank:              Standard Chartered Bank Malaysia Berhad
                  Depository:        Malaysian Central Depository Sdn. Bhd.
                                     (MCD)

Mexico            Bank:              Citibank Mexico, S.A.
                  Depositories:      S.D. INDEVAL, S.A. de C.V.(Instituto
                                     para el Deposito de Valores)
                                     Banco de Mexico


Philippines       Bank:              Standard Chartered Bank

Portugal          Bank:              Banco Comercial Portugues
                  Depository:        Central de Valores Mobiliarios (Central)

South Africa      Bank:              Standard Bank of South Africa Limited

Taiwan - R.O.C.   Bank:              Central Trust of China
                  Depository:        The Taiwan Securities Central Depository
                                     Company, Ltd. (TSCD)

Thailand          Bank:              Standard Chartered Bank
                  Depository:        Thailand Securities Depository Company
                                     Limited (TSD)

Turkey            Bank:              Citibank, N.A.
                  Depository:        Istanbul Stock Exchange Settlement and
                                     Custody Co., Inc. (I.M.K.B. Takas
                                     ve Saklama A.S.)